UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 379-4300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alliance One International, Inc. (the “Company”) announced today that James A Cooley has resigned as Executive Vice President—Chief Financial Officer of the Company, effective as of March 31, 2008. The Company is grateful to Mr. Cooley for his many years of dedicated service to the Company and its predecessors and wishes him well in his future endeavors. Mr. Cooley is entitled to certain benefits upon the termination of his employment with the Company which are outlined in the Company’s SEC filings, including its proxy statement for the 2007 annual shareholder meeting.

The Company also announced the appointment of Robert A. Sheets as Executive Vice President—Chief Financial Officer (and principal financial officer), effective April 1, 2008. Mr. Sheets (age 53) previously served as the Executive Vice President of Finance and Chief Financial Officer of Standard Commercial Corporation (“Standard”), a predecessor of the Company, from April 1998 to May 2005 when Standard merged with DIMON Incorporated to form the Company, and also served on Standard’s Board of Directors. Previously, Mr. Sheets held various finance positions with R J Reynolds International. Since the merger in May 2005, Mr. Sheets has managed his personal investments and pursued other personal endeavors. Mr. Sheets is a magna cum laude graduate of West Virginia State College with a B.S. in Business Administration, a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

A copy of the press release relating to these announcements is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated March 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE ONE INTERNATIONAL, INC.
(Registrant)

Date: March 14, 2008	BY:	/s/ Henry C. Babb
	Name:	Henry C. Babb
	Title:	Senior Vice President, Chief Legal Officer and Secretary

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